SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [v]
Filed by a party other than the Registrant [  ]

Check the appropriate box:
[]       Preliminary Proxy Statement
[]       Confidential,  for Use of the  Commission  Only (as  permitted  by Rule
         14a-6(e)(2))
[x]      Definitive Proxy Statement
[]       Definitive Additional Materials
[]       Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                                       PEN
                              PEN INTERCONNECT, INC
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[]       No fee required

[]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
         1. Title of each class of securities to which transaction applies: Common shares
         2.       Aggregate number of securities to which  transaction  applies:
                  39,166,916
         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 Per unit price = $.04. Calculation - $.04 times 39,166,916, times tAA ownership (.67%).
         4.       Proposed maximum aggregate value of transaction: $1,049,673.
         5.       Total fee paid: $210.00

[v]      Fee paid previously with preliminary materials.

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         1.       Amount Previously Paid:
         2.       Form, Schedule or Registration Statement No.:
         3.       Filing Party:
         4.       Date Filed:

===============================================================================


                             PEN INTERCONNECT, INC.
                 13765 Alton Parkway, Suite F, Irvine, CA 92618
                        949-859-6279 - 949-859-4380 (Fax)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To be held on Thursday, August 30, 2001


NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders (the "Meeting") of Pen Interconnect, Inc., a Utah Corporation (the "Company"), will be held at the Newport Beach Tennis Club, 2601 Eastbluff Drive, Newport Beach, CA 92660, on Thursday, August 30, 2001, at 10am, local time, to consider and act upon the following:

1. The election of six persons named in the accompanying Proxy Statement to serve as directors on the Company's board of directors (the "Board") and until their successors are duly elected and qualified;

2. To ratify the appointment of Pohl, McNabola, Berg & Company LLP as independent auditors for the Company, for the fiscal year ending September 30, 2001, for the purpose of auditing the financial statements and books of the Company, for, and during, the period ending on that date;

3.       To vote in favor of the merger with tAA Inc., by an exchange of shares;

4. To approve an amendment to the Company's certificate of incorporation (the "Certificate of Incorporation") to increase the number of shares of the Common Stock, authorized to be issued, to 500,000,000 shares;

5. To approve an amendment to the Certificate of Incorporation in order to effect a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each ten outstanding shares of Common Stock;

6. To approve changing the Company name from Pen Interconnect, Inc., to The Amanda Company, Inc., and;

7. To consider and transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

A Proxy Statement, and form of Proxy for the fiscal year ended September 30, 2000 are enclosed herewith. Only holders of record of Common Stock at the close of business on April 30, 2001 are entitled to receive notice of and to attend the Meeting and any adjournment(s) thereof. The stock transfer books of the Company will remain open between the record date and the date of the Meeting. At least 10 days prior to the Meeting, a complete list of the stockholders entitled to vote will be available for inspection by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at the executive offices of the Company. Should you receive more than one Proxy because your shares are registered in different names and addresses, each Proxy should be signed and returned to assure that all your shares will be voted. You may revoke your Proxy at any time prior to the Meeting.

If you attend the Meeting and vote by ballot, your Proxy will be revoked automatically and only your vote at the Meeting will be counted. If you do not expect to be present at the Meeting, you are requested to fill in, date and sign the enclosed Proxy, which is solicited by the Board of the Company, and to mail it promptly in the enclosed envelope.

In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Meeting, the Meeting may be adjourned by a vote of the majority of the votes cast by the stockholders entitled to vote thereon. Whether or not you expect to attend the Meeting, to assure that a quorum is present at the Meeting or an adjournment thereof, and there are sufficient votes to vote on all of the foregoing proposals, please sign, date and return promptly your Proxy.

By Order of the Board of Directors





Stephen J. Fryer
Chairman of the Board and Chief Executive Officer


Dated:  July 25, 2001



================================================================================
                                    IMPORTANT
================================================================================

================================================================================

         Shareholders are cordially invited to attend the Meeting. Regardless of whether you expect to attend the Meeting in person, we urge you to read the attached Proxy Statement and sign and date the accompanying proxy card and return it in the enclosed envelope. It is important that your shares be represented at the Meeting. If you receive more than one proxy card because your shares are registered in different names, or notices go to different addresses, each card should be completed and returned to assure that all of your shares are voted. Your proxy will not be used if you are present at the Meeting and desire to vote your shares personally.

================================================================================

================================================================================

                             PEN INTERCONNECT, INC.
                 13765 Alton Parkway, Suite F, Irvine, CA 92618

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 August 30, 2001
                               -------------------
Solicitation of Proxies

This Proxy Statement is furnished to the shareholders of Pen Interconnect, Inc., a Utah corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies from the Company's shareholders for use at the 2000 Annual Meeting of Shareholders of the Company to be held on, Thursday, August 30, 2001 at 10:00 a.m., Pacific time, at the Newport Beach Tennis Club, 2601 Eastbluff Drive, Newport Beach, CA 92660, and any adjournment or postponement thereof (the "Meeting"). At the Meeting, the Company's shareholders will be asked to (i) elect six directors, (ii) approve independent public accountants to audit the Company's financial statements for the fiscal year ending September 30, 2001, (iii) to vote in favor of the merger with tAA, Inc., (iv) to approve an increase in the number of shares of Common Stock, (v) to approve a reverse split of the Common Stock, (vi) to approve the change of the name, (vii) ratify and vote on such other matters as may properly come before the Meeting or any adjournment or postponement of the Meeting.

Only shareholders of record at the close of business on April 30, 2001 are entitled to notice of and to vote at the Meeting. The approximate date upon which this Proxy Statement, the enclosed proxy and the attached Notice of Annual Meeting of Shareholders are first being sent to shareholders is July 27, 2001.

The entire cost of soliciting proxies for use at the Meeting will be borne by the Company. Proxies will be solicited by use of the mails. Directors, officers and regular employees of the Company may also solicit proxies by telephone, telecopier, electronic transmission or personal contact. The Company will not pay any special compensation, to any person, in connection with the solicitation of proxies. The cost of the solicitation of proxies will include the cost of supplying necessary copies of the solicitation materials to the beneficial owners of those common shares which are held of record by brokers, dealers, banks, voting trustees and their nominees, including, upon request, the reasonable expenses which are incurred by such record holders in mailing the solicitation materials to beneficial owners.

Proxies in the enclosed form will be effective if they are properly executed, returned to the Company prior to the Meeting, and not revoked. The common shares represented by each effective proxy will be voted at the Meeting in accordance with the instructions of the shareholder. If no instructions are indicated on a proxy, all common shares represented by that proxy will be voted (i) in favor of the election of the nominees for directors described in this proxy statement,
(ii) in favor of ratification of the appointment of Pohl. McNabola, Berg & Company, LLP as the Company's independent auditors for the fiscal year ending September 30, 2001, (iii) to vote in favor of the merger, (iv) approval of an increase in the number of authorized shares; (v) approval of a reverse split of the Common Stock; (vi) approval to change the Company's name; (vii) in the discretion of the persons named in the accompanying Proxy, upon such other matters as may properly come before the Meeting.

A shareholder giving a proxy pursuant to this solicitation may revoke it at any time prior to its exercise by delivering to the Secretary of the Company a written notice of revocation, or a duly executed proxy bearing a later date, or by attending the Meeting and voting in person. Any written notice revoking a proxy should be sent to the principal executive offices of the Company addressed as follows: Pen Interconnect, Inc., 27121 Calle Arroyo, Bldg. 2200, San Juan Capistrano, CA 92675.

Information on Outstanding Shares and Voting

On the record date, 39,166,916 of the Company's common shares, par value $.01 per share, were issued and outstanding and there were 1047 preferred shares outstanding. Each shareholder is entitled to one vote on each matter to be voted upon. There are no voting rights for each share of convertible Preferred held by such stockholders on April 30, 2001.

A majority of the votes entitled to be cast at the Meeting is required for a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes (i.e., shares held by brokers or nominees as to which the broker or nominee indicates on a proxy that it does not have discretionary authority to vote) are each included in the determination of the number of shares present and voting for purposes of determining the presence of a quorum. Each is tabulated separately. Under Utah law, once a quorum is established, shareholder approval with respect to a particular proposal is generally obtained when the votes cast in favor of the proposal exceed the votes cast against the proposal. In the election of directors, the six nominees receiving the highest number of votes will be elected. Abstentions and broker non-votes will not be considered as votes cast for or against any matter considered at the Meeting and will not affect the outcome of any matter considered at the Meeting.

PROPOSAL # 1 - ELECTION OF DIRECTORS

Nominees and Information

At the Meeting, six (6) directors are to be elected to serve one-year terms expiring at the annual meeting of shareholders to be held in 2000. All directors will serve until their successors are duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

The persons named as proxy holders in the enclosed proxy card, Stephen J. Fryer and Christine Risner have advised the Company that, unless a contrary direction is indicated on the proxy card, they intend to vote for the six nominees named below. They have also advised the Company that in the event of any of the six nominees are not available for election for any reason, they will vote for the election of such substitute nominee or nominees, if any, as the Board of Directors may propose. The Board of Directors has no reason to believe that any nominee will be unavailable to serve on the Board. The six nominees receiving the highest number of votes at the Meeting will be elected.

The Company's nominees for the Board of Directors and their respective business biographies are as follows:

Name                  Age     Principal Occupation                Director
                                                                  Since

Stephen J. Fryer      63      CEO - Pen Interconnect              1995

Brian Bonar           53      CEO - Imaging Technologies          1999

David Woo             39      Chairman - tAA, Inc                 2001

Bill Prevot           57      Telecommunication Consultant        2001

Tim Morgan            42      Senior VP- tAA, Inc                 2001

Jose Candia           52      President/COO - tAA, Inc            2001

STEPHEN J. FRYER has served as a director of the Company since 1995 and as President and CEO since September 15, 1998. From 1989 to 1996 Mr. Fryer was a principal in Ventana International, Ltd., an Irvine, California based venture capital and private investment banking firm. Mr. Fryer graduated from the University of Southern California in 1960 with a Bachelors Degree in Mechanical Engineering and has spent in excess of 28 years in the computer business in the United States as well as Asia and Europe.

BRIAN BONAR has served as Director of Imaging Technologies Corporation (Itec) since 1995 and became Chairman of the Board for Itec in 1999. Mr. Bonar has been with Itec since 1994. Previous to that Mr. Bonar has been Vice President of worldwide sales and marketing for Bezier Systems, Inc., Adaptec, Inc. Mr. Bonar also was with Rastek Corporation, and QMS, Inc. Prior to 1984, Mr. Bonar was employed by IBM, U.K. Ltd for approximately 17 years.

DAVID WOO, Founder and Chief Executive Officer of tAA, received his Bachelors Degree in Computer Science from Columbia College, Columbia University, and his Masters in Computer Science from the University of California, Irvine. His primary emphasis has been concurrent software analysis with special interests in software user interfaces. As a founding member of the Automatic Answer, he has taken part in every aspect of voice processing including, systems installation, systems configuration, customer support, marketing, and manufacturing. Having spent over three years representing voice processing systems from other manufacturers has put him in a unique position to design a well balanced system with consideration to installation, configuration, support, marketing, and manufacturing.

BILL PREVOT, recently served as Chief Operating Officer of OhGolly.com. He brings more than eleven years of experience from AT&T Wireless Services and the cellular telephone industry, where he has served as Vice President of Customer Care, Chief Information Office; and Director of Administration and Operations, overseeing staff expansion of over 300% to accommodate the rapid growth of this division and customer responsiveness. Mr. Prevot earned a Bachelors Degree in Political Science and Economics from Claremont Men's College and has completed additional graduate units at the University of Houston.

E. TIMOTHY MORGAN, is a founder and Senior Vice President of Advanced Research at tAA. Mr. Morgan has over twenty years of direct experience in computer programming and software engineering. His work in concurrent software design includes software tools and the authoring of several publications explicitly for the analysis of concurrent systems. Mr. Morgan earned a Ph.D. in Computer Science from the University of California, and graduated Magna Cum Laude with a double major in Physics and Computer Science from Vanderbilt University

JOSE CANDIA, President and COO of tAA, brings with him over 20 years of experience in the telecommunications industry. Formerly he was Senior V.P of Sales and instrumental in raising significant capital for the firm, and integrated key platforms such as PSTN, VOIP, Cisco, Sun and Ericsson into Centrecom.com. Previously, Mr. Candia directed sales at such companies as; LA Cellular, AT&T Wireless, Intercom/Metra, Fujitsu, United Technologies and Warner-Lambert International. Mr. Candia graduated from Instituto Superior de Adminitracion y Productivided in Peru; he has also taken graduate courses in finance and marketing at the University of Southern California and the University of Colorado.

Board of Directors Meeting and Committees

The Board of Directors held 4 meetings in fiscal year ending September 30, 2000. Each director attended at least 75% of all of the meetings of the Board of Directors.

The  Board  of  Directors  has  a  standing  Audit  Committee  and  Compensation
Committee. The Audit Committee met twice during fiscal year 2000, and the Compensation Committee met twice during the fiscal year 2000.

The responsibilities of the Audit Committee include: (1) the recommendation of the selection and retention of the Company's independent public accountants; (2) the review of the independence of such accountants; (3) the review of the Company's internal control system; and (4) the review of the Company's annual financial report to shareholders. The Audit Committee was comprised of Milton Haber, James E. Harward, and Stephen J. Fryer of whom two were independent directors. The Compensation Committee was comprised of, James E. Harward, Milton Haber, and Stephen J. Fryer.

Report of the Audit Committee of the Board of Directors

1. The audit committee has reviewed and discussed the audited financial statements with management.
2. The audit committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented.
3. The audit committee has received the written disclosures and the letter from the independent accountants required by Independence Standards

         Board Standard No. 1 (Independents Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountant the independent accountant's independence; and
4. Based on the review and discussions referred to in paragraphs 1 through 3 of this Item, the audit committee recommends to the Board of Directors that the audited financial statements be included in the company's Annual Report on Form 10-K, (the annual report to shareholders required by Section 30(e) of the Investment Company Act of
         1940) and Rule 30d-1 thereunder) for the last fiscal year for filing with the Commission.

         Milton Haber,
         Brian Bonar
         Stephen J. Fryer.

Audit Fees

The aggregate fees paid for professional services rendered for the audit of Pen's Annual Financial Statement, 10-KSB-2000 and the reviews of the financial statements included in Pen's 10-QSB's were $66,272.00.

Compensation of Directors

Members of the Board of Directors employed by the Company do not receive any separate compensation for their services as directors. Members of the Board of Directors not employed by the Company receive $250 per telephonic meetings, and $1,000 for an on hand meeting. Directors are reimbursed for their actual expenses incurred in connection with their attendance at meetings of the Board of Directors.

Directors, Executive Officers and Key Employees

The following table lists the names, ages and positions held by all directors, executive officers and key employees of the Company as of the date hereof. Directors generally serve until the next annual meeting of shareholders and until their successors have been duly elected or appointed. Executive officers serve at the discretion of the Board of Directors.

Name                   Age              Position          Year Elected or
                                                             Appointed

Stephen J. Fryer       63               Chairman and CEO  1998

T.A. Mercurio          57               Director          2000   (Resigned)

Brian Bonar            53               Director          1999

James Harward          47               Director          1997    (Resigned)

Milton Haber           76               Director          1998

Business Biographies

The business biographies of the Company's directors and director nominees are in the section of this Proxy Statement entitled "Election of Directors".

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934 and the rules there under require the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and to furnish the Company with copies.

Based on its review of the copies of such forms received by the Company, or written representations from certain reporting persons, the Company believes that during fiscal year 2000, except as otherwise noted below, each reporting person has timely filed all requisite reports with the Securities and Exchange Commission.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the number of shares of the Company's common shares beneficially owned as of December 31, 2000, (i) by each person who is known by the Company to own beneficially more than 5% of the Company's common shares, (ii) by each director and director nominee, (iii) by each of the Company's named executive officers, and (iv) by all directors, director nominees and executive officers, as a group, as reported by each such person. Unless otherwise indicated, each stockholder's address is c/o Pen Interconnect, Inc., 13765 Alton Parkway, Suite F, Irvine, CA 92618.

Name and Address of                 Amount and Nature of      Percent of
Beneficial Owner                    Beneficial Owner          Class (1)
----------------                    ----------------          --------

Directors and Executive Officers

Stephen J. Fryer                        3,092,500               7.9%
James E. Harward                          115,000                .3%
Milton Haber                              162,222                .4%
Brian Bonar                               650,000              1.66%
Christine Risner                           60,000               .15%
T.A. Mercurio                             100,000               .25%
                                                             -------

All Executive Officer and Directors                           10.66%
as a Group

1. Based on 39,166,916 outstanding shares of common shares (and assumes the exercise by each individual of options exercisable within sixty days after April 30, 2001). The inclusion herein of any shares as beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, each person listed has sole investment and voting powers with respect to the shares listed. In accordance with the rules of the Securities and Exchange Commission, each person is deemed to beneficially own any shares issuable upon exercise of stock options or warrants held by such person that are currently exercisable or that become exercisable within 60 days after April 30, 2001.

Except as set forth above, the Company knows of no beneficial owner preferreds, or more of the Company's common shares, and does not know of any arrangement, which may, at a subsequent date, result in a change of control of the Company, except for post-merger ownership.

Compensation of Executive Officers as of 2000

The following table shows the compensation paid by the Company to its CEO, Stephen J. Fryer, and the Company's three other most highly paid executives. None of the Company's other executive officer's total annual salary and bonus exceeded $100,000 for the years presented.

                           Summary Compensation Table
                               Annual Compensation

      Name and Principal        Fiscal Year       Salary          Bonus

      Stephen J. Fryer          2000            $148,802        $ 4,116
      President & CEO           1999             139,000         17,304
                                1998              96,000         12,000

      Jim Pendleton (1)         1999             139,666              0
      Chairman/CEO              1998             129,000              0

      Mehrdad Mobasseri (1)     1999              96,000         89,282
      President-InCirT          1998              83,999

      Alan Weaver (1)           1999             100,000         30,881
      Vice President            1998             120,000         32,432



o The tables above do not include certain insurance, the use of a car, and other personal benefits, the total value of which does not exceed $50,000 or 10% of such person's salary and bonus.

(1) - All resigned in 1999/2000.

                      Option/SAR Grants in Fiscal Year 2000


                      Number of Securities Percent of Total
                                        Underlying Options    Options Granted to    Exercise
                                             Granted         Employees in Fiscal    Price per    Expiration
                Name                                              Year 2000           Share         Date
      ------------------------------- --------------------- --------------------- ------------ --------------


      Stephen J. Fryer                       300,000                   92%            $0.30       March 2003

                                             300,000                   92%             $0.22      June 2003

                    Aggregated Option/SAR Exercises in Fiscal
                   Year 2000 and Fiscal Year End Option Values


                                                                              Number of             Value of
                                                                              Securities          Unexercised
                                                                              Underlying          In-the-Money
                                                                         Unexercised Options   Options at Fiscal
                                  Shares Acquired                                                   Year End
                            On Exercise Exercisable /
                                                                             Unexercised         Exercisable /
                 Name                                Value Realized                               Unexercised

      --------------------------- ---------------- --------------------- -------------------- -------------------

      Stephen J. Fryer                  -0-               None           1,092,500/1,092,500         $0.00

* The tables above do not include certain insurance, the use of a car, and other personal benefits, the total value of which does not exceed $50,000 or 10% of any listed person's salary and bonus.

Employment Agreements

None.

Certain Relationships and Related Transactions

None

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF THE SIX DIRECTOR NOMINEES

PROPOSAL # 2 - RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTING

At the Meeting, shareholders will be asked to elect, ratify, and approve the Company's independent accountants for the fiscal year ending September 30, 2001. Currently, Pohl, McNabola, Berg & Company LLP, acts as the Company's principal accountant, and has acted in that capacity since February 2000. The Company does not anticipate that any representative of Pohl, McNabola, Berg & Company LLP, will be present at the Meeting. If a representative is present, he or she will have the opportunity to make a statement, and will be expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE TO RATIFY THE SELECTION OF POHL, MCNABOLA, BERG & COMPANY LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2001.

PROPOSAL # 3 - VOTE IN FAVOR OF THE MERGER WITH tAA, Inc.

Pen Interconnect, Inc has signed a definitive agreement to merge with tAA, Inc., a California based, private company in the communication services business. Pen's board of directors has approved this merger and recommends a YES vote of approval by their shareholders.

Pen Interconnect, Inc., has become a public shell and non-operating company, without assets since the pre-packaged foreclosure of its' assets by its' bank, Finova Capital in March 2000. The proposed merger with tAA is a new direction in which the Board has agreed to move, which will give Pen Interconnect a business base. Upon approval of the merger, the name of Pen Interconnect, Inc., will change to The Amanda Company, Inc. The management of tAA, Inc., will take over the day-to-day operating management of the merged company. Pen will retain it's' OTC:BB symbol PENC.OB for the foreseeable future.

The definitive agreement is lengthy, and therefore copies are not attached to this proxy statement, the agreement defines the merger as described below: If any shareholder wishes to request a copy of the definitive agreement, it will be available from the Company for a small reproduction and mailing fee of $10.00. Please send a request and a check for $10.00 to Pen at its' corporate address.

tAA, Inc., - Agreement and Company Summary
Specific Information

1. Summary Term Sheet: This will be a reverse merger whereby tAA will own 67% of Pen's stock through the issuance of unregistered Pen Interconnect common shares, thus, causing major dilution to the present Pen shareholders. tAA will take over the management of Pen, which at present is a shell public company.

2.       Contact   Information:   tAA  is  a  California   based   company  with
         headquarters 13765 Alton Parkway, Suite F, Irvine, CA 92618. Telephone 949-859-6279, Facsimile 949-859-4380.

3.       Business Conducted:  Background:
         Founded in 1988, The Automatic Answer (tAA) was initially a distributor of third-party voicemail systems. In 1991, the Company began supplying an early version of Amanda and in 1994 the Company expanded its' OEM portfolio. As a result, the Company experienced rapid revenue gains, was able to channel the attendant gross profit increases into further product refinement, expanded the Amanda software product line and corporate infrastructure to accommodate future growth. In 1996 the Company decided to enter the market under its' own label and the Amanda product line was introduced to an expanding base of dealers and other value added resellers in both the domestic and international markets. By late 1997, with the availability of next generation Amanda products and the desire to extend brand recognition for Amanda within the industry, the Company focused only on development of the dealer and reseller channels.

         Amanda, tAA's principal software product, is a client server telephony enabled software solution optimized for Microsoft's Windows operating systems. Utilizing the worldwide switched public telephone network and both Infranet and Internet computer based technology. Amanda seamlessly integrates the computer and the telephone enabling the PC to communicate. In addition to typical voicemail functionality, Amanda can be employed to automatically answer incoming telephone calls, greet, screen, and route the callers to any internal system user through the on-premise telephone switching system or through cables that define the local area, on-premise computer network (LAN). Utilizing the Internet or other Wide Area Network (WAN) interconnection solutions, the same inbound callers can be routed to geographically remote, off-premise locations. In call center applications such as telemarketing, reservations, technical support and customer service, where the knowledge worker, the computer terminal and the telephone instrument with a software application creating a "phone on the screen". The result is significant reduction of the equipment cost and duplication of premise wiring that typically characterizes these call center environments.

         tAA currently has a network of 550 dealers that resell the tAA line of precuts to the small business market. The Amanda software product has been sold to over 55,000 small business users, of which over 25,000 were under the Amanda label.

         The Market Opportunity:
         The expanding telecommunications industry and the rapid growth of the Internet are creating a massive opportunity for tAA to market services traditionally available only to large corporate users or isolated groups on the Internet. tAA will extend the current line of Amanda products to a broad group of services, utilizing both communications networks, the public switched telephone network and the Internet. These new services, including call routing, Voice over Internet (VoIP), and computer-based telephony creates a substantial service fee based revenue stream.


                                                                  tAA Audited                            Pro forma
Proforma Pen/ tAA                   Pen Interconnect                 as of         Pro forma             Pen Interconnect
                                    As of Dec 31, 2000            Dec 31, 2000     Adjustments           Adjusted
Balance Sheet                       Unaudited
---------------------------------------------------------------------------------------------------------------------------
Current Assets:
 Cash and cash equivalents          $   6,244                      $   29,278                         $    35,552
 Trade Acct Receivable                      0                          96,252                              96,252
 Prepaid expenses                           0                               0                                   0
 Inventory                                  0                         133,364                             133,364
 Other assets                          37,020                               0                              37,020
                                    ---------                      ----------                         -----------
Total Current Assets                   43,264                         258,894                             302,158

Fixed Assets, net                         848                         107,087                             109,935
 Other long term assets                     0                          35,478                              35,478
                                    ---------                      ----------                         -----------


Total Assets                           44,112                         401,459               0             445,571
                                    =========                      ==========        ========         ===========


Liabilities and Stockholder Equity
Current Liabilities
 Accounts payable                   $ 248,689                      $  601,330                         $   850,019
 Notes payable                        131,648                         670,591                             802,239
 Accrued liabilities                  768,513                         327,707                           1,096,220
 Deferred Revenue                           0                          94,611                              94,611
 Liabilities from discontinued
 Operations                           865,258                               0                             865,258
 Convertible debentures               150,000                               0                             150,000
                                    ---------                      ----------                         -----------

Total Current Liabilities           2,164,108                       1,694,239                           3,858,347
                                    =========                       =========                         ===========

Stockholders equity
 Convertible Preferred Stock               10                             154            (164)                  0
 Common Stock $.01 par value          310,170                           4,426         784,182           1,098,778
 Additional paid in capital        19,399,234                       1,115,954     (20,515,188)                  0
 Accumulated earnings (deficit)   (21,829,410)                     (2,413,314)     19,731,170          (4,511,554)
                                  -----------                     -----------     -----------          -----------

Total stockholder's equity
    (deficit)                      (2,119,996)                     (1,292,780)              0           (3,412,776)
                                   ==========                      ==========     ===========           ==========

Total Liabilities & Shareholder's
 Equity                                44,112                         401,459               0              445,571
                                   ==========                      ==========     ===========           ==========


Statement of Operations
For the Quarter                     Pen Interconnect             tAA                              Pen Consol
Ended December 31, 2000             Unaudited                  Unaudited        Adjustments       Unaudited
                                    --------------           -------------     -------------    -------------
 Sales                              $          -0-           $   1,107,227                      $   1,107,227
 Cost of sales                                 -0-                 676,173                            676,173
                                    --------------           -------------                      -------------

 Gross profit                                  -0-                 431,054                            431,054

 Selling general and
  administrative expenses                  202,804                 499,671                            702,475
                                    --------------           -------------     -------------    -------------
  Operating income (loss)                 (202,804)                (68,617)                          (271,421)

Other Income (expenses)
 Loss on impairment                        (63,000)                                                   (63,000)
 Non-recurring merger costs                                                      (2,098,240)       (2,098,240)
 Loss from discontinued
  Operations                               (39,323)                                                   (39,323)
 Extinguishment of debt                     11,119                                                     11,119
 Investment & other income                                          36,693                             36,693

Interest income (expenses)                                         (41,723)                           (41,723)
                                    --------------           -------------     -------------    -------------

 (Loss) before taxes                      (294,008)                (73,647)       (2,098,240)      (2,465,895)
 Income taxes                                                          200                -0-             200
                                    --------------           -------------     -------------    -------------

 Net income (loss)                       ( 294,008)                (73,847)       (2,098,240)      (2,466,095)
                                    ==============           =============     =============    =============

Weighted average
Shares Outstanding
 Primary Diluted                       29,075,237                      -0-                        141,016,966

Earning per Share
 Primary Diluted                            (.00)                      -0-                               (.01)


         tAA - An Introduction
         In the nearly 13 years since its founding, tAA has continued to set new standards in almost every area of voice processing technology and has emerged as the dominant player in this highly specialized marketplace. The Automatic Answer (tAA) is the leading supplier of call processing software and systems for industry-standard PC platforms. The Amanda family of call processing solutions and application development platforms represent tAA's leading-edge technology for all forms of voice processing, now and into the future. Within the exploding information technology markets, voice processing stands out in high relief as one having the most profound impact on the fundamental way in which we conduct business.

         The stars of this rapid growth industry are a new breed of high-performance, voice processing systems, designed to automate many communications not requiring human interaction. They can record, replay and redirect calls and messages; send, receive, and distribute faxes, and even provide information over the phone from virtually any data source. They are one of the most productive business tools a company can implement. First among the architects and providers of these new products are tAA, a recognized pioneer and fast-track innovator in this exciting field.

         For over a decade, tAA has marketed, sold, installed, and supported automated attendants and voice-processing systems based on industry-standard PC platforms. Our products and technology have been designed from the start by highly skilled technical professionals who have installed, configured, customized, and maintained, call processing systems, and developed by programmers with advanced degrees in concurrent processing and software engineering.

         From the outset, tAA has recognized that the technology of the mid 80`s call processing revolution would be inadequate for rapidly evolving future communication needs. Flexibility, expandability, custom configurability, ease of installation, support and use is essential, perhaps critical, for the next generation of call processing systems. Amanda is tAA`s answer to the technological challenges of the next decade. Amanda represents over six years of direct telecommunications experience in call processing; capable of delivering the most cost effective, high performance combination of features and functionality.

         tAA has led the voice processing industry with a succession of firsts in innovative design and standards-based technology including the voice processing industry's only fully scaleable, open-system migration path leading well into the millennium. They have pioneered the first true partnering approach to VAR business development with its unique Master Application License program. This innovative program allows resellers and developers to literally write their own business plans without limit to their upside profit potential.

         tAA also pioneered the use of the Internet and Worldwide Web as both a channel support and customer service platform through strategic alliances with such partners as Dun & Bradstreet, Rhetorex and AlphaGraphics among others.

         Products
         The Amanda suite of products is designed for the full range of computer telephony applications: simple voice mail and automated attendant; custom, interactive voice response systems; distributed, multi-site call control, and messaging. Whatever your communication needs, an Amanda platform is tailored to meet them. All products are migratable to more powerful versions of Amanda. For feature sets that overlap, the transition is virtually transparent; the messaging interface is standard across all products. Configurations defined in one system are simply transferred to the upgraded system.

         Amanda@Large.Office offers Auto Attendant, Voice Mail, IVR, Fax capabilities (Fax on Demand, Fax Store and Forward and Fax Mail) and a very comprehensive feature set, including Unified Messaging and Call Control. This product runs on Windows NT 4.0 server pack 3, and when it is connected to a LAN, the Workstations are presented with all messages, (Voice, Fax and e-mail) directly in the Microsoft Exchange/Inbox or Outlook Graphical User Interface (GUI). This means users can visualize, play back, annotate, forward, archive etc, the messaging, regardless of its nature, directly from their desktop PC.

         Amanda@Front.Desk Amanda's voice recognition product is now available for delivery with 4 to 8 Ports. This product easily integrates with existing Amanda systems and is the perfect compliment to any new or existing Amanda Voicemail system. In addition, Amanda@Front.Desk features will soon be released with all (and more) of the features in Amanda@Large.Office creating the ultimate Call Processing solution.

         Amanda Smart Indavo is an advanced telephone system that provides a complete telecommunications solution for a small office and delivers a competitive edge in today's marketplace. By using the power of Internet technology over a private and dedicated network designed for carrying telephone calls, Amanda Smart Indavo delivers to you reliable, dependable, high quality telephone service at incredibly low rates. Integrated with the Amanda Smart Web Server, a hosted telephony application, Amanda Smart Indavo provides competitive communication services such as auto attendant, voice mail, and fax applications. With Amanda Smart Indavo you get six voice lines and twelve extensions for telephones. Auto attendant, voice mail, and fax applications are included. All your calls are placed over a private and dedicated line for a cost that's comparable to, or less than the Phone Company.

         Amanda@WorkGroup II represents tAA's premier telephony vehicle for enterprise-wide call processing and message handling solutions, and extends the robust feature set of Amanda@Work.Group to a distributed environment. It offers Auto Attendant, Voice Mail, IVR, Fax capabilities (Fax on Demand, Fax Store and Forward and Fax Mail) and a very comprehensive feature set, including Unified Messaging and Call Control. This product runs on Windows 2000 and when it is connected to a LAN, the Workstations are presented with all messages, (Voice, Fax and e-mail) directly in the Microsoft Exchange/Inbox or Outlook Graphical User Interface (GUI). This means users can visualize, play back, annotate, forward, archive etc, the messaging, regardless of its nature, directly from their desktop PC. Amanda@WorkGroup II, can support up to 32 call processing ports in a single chassis, unlimited number of mailboxes and can support up to 1500 simultaneous connections (log on) to the Amanda Server (from Workstations on the LAN).

4. Terms Of The Transaction: As mentioned earlier, this will be a reverse merger with Pen giving up control of the company to tAA. There is no cash involved in the transaction, except Pen has to provide initial financing during the merger discussions of at least $250,000 and at least $500,000 of available credit at the closing.
         o It is anticipated that the merger will be a tax-free exchange of shares, with Pen exchanging approximately 100,000,000 restricted common shares for all the tAA, Inc., shares.
         o Pen will be responsible for maintaining its' Corporate records in a proper manner; including on-time SEC reporting so as to maintain a current filing position with the SEC.

         o Because of signing the Letter of Intent, and the definitive agreement, and the Board's approval of the merger - pending shareholder approval, the companies are working as one, except that all monies provided to tAA, Inc., by Pen Interconnect, Inc., are on a loan basis, Pen's loans to tAA will be forgiven at the closing, and will then become a balance sheet item.

5. Regulatory Approvals: There are no known regulatory approvals needed from either State of Federal Agencies, with the exception of the notice to the SEC on the expansion of Pen's shares, and an assurance that tAA's financials are audited.

6. Reports, Opinions, Appraisals: There have been no reports, opinions, or appraisals from any outside sources of this transaction. The major guiding principal is the public market place itself where typical reverse mergers with shell companies range in the 60% to 95% give-up of ownership, based on the conditions of the shell company, i.e., liabilities, fully reporting on SEC documents, market conditions, etc.

7. Past Contacts, Transactions or Negotiations: Discussions on a potential merger started in December of 2000, shortly after Pen's merger with perFORMplace was terminated. The Chairman of Pen was acquainted with one of tAA's directors through previous business activities. The companies entered into a letter of intent on February 21, 2001 and the definitive agreement was signed on April 10, 2001.

8. Financial Background: tAA has been in business since 1988 and has had good financial management through its' history. The audit on its' financials by Pohl, McNabola, Berg & Company LLP was completed on June 11, 2001 and is attached as exhibit D.

9. Selected Financial Information: The summary information set forth above is derived from the financial statements of (i) Pen Interconnect for the period October 1, 2000 through December 31, 2000 and (ii) tAA, Inc., the year end financial data presented for the same period are audited and prepared by Pohl, McNabola, Berg & Company LLP on the same basis as the audited financial statements of the Company included elsewhere herein and, in the opinion of the Company include all adjustments (consisting of normal recurring adjustments) necessary to present fairly the information set forth therein.

10. Incorporation of Certain Documents by Reference: The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference in connection with this pro forma, the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 with the exception of the annual report which has been mailed along with this proxy statement.
         1. Our year end report on Form 10-KSB for the fiscal year ended September 30, 2000;
         2. Our Quarterly Reports on Form 10-QSB for the fiscal quarters ended, March 31, 2000, June 30, 2000, December 31, 2000, and March 31, 2001.

PROPOSAL  #  4  -  APPROVE  AN  AMENDMENT  OF  THE  COMPANY'S   CERTIFICATE   OF
INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF COMMON STOCK

General

On June 25, 2000, the Board unanimously adopted a resolution proposing to amend the Certificate of Incorporation to increase the number of shares of Common Stock, which the Company is authorized to issue from 50,000,000 to 500,000,000 shares. The Board determined that such amendment is advisable and directed that the proposed amendment be considered at the Meeting. The additional 450,000,000 shares of Common Stock, if and when issued, will have the same rights and privileges as the shares of Common Stock presently issued and outstanding. Each holder of Common Stock is entitled to one vote per share on all matters submitted to a vote of stockholders. The Common Stock does not have cumulative voting rights except for those as may be required under California law. The holders of Common Stock share pro-rata on a per share basis in any dividends when, and if declared by the Board out of funds legally available and in all assets remaining after the payment of liabilities in the event of the liquidation, dissolution or winding up of the Company. There are no preemptive or other subscription rights, conversion rights or redemption or sinking fund provisions with respect to the Common Stock.

Reference is made to the proposed amendment to Article Four of the Certificate of Incorporation, which is attached hereto as Exhibit A to this Proxy Statement.

The Certificate of Incorporation, as amended to date, authorizes the Company to issue 500,000,000 shares of Common Stock, $.01 par value per share, of which 39,166,916 shares were issued and outstanding as of April 30, 2001, and 1047 shares of the Company's preferred stock, par value $1,000 per share (the "Preferred Stock"). In addition to the 39,166,916 shares of Common Stock outstanding as of April 30, 2001, shares of Common Stock are reserved for possible future issuances as follows:

         o Preferred shareholders conversion fixed at 10,000,000 common shares.

         o Options to purchase 3,777,000 shares at exercise prices between $.04 and $8.45 per share;

         o Private warrants to purchase 6,869,654 shares at exercise prices between $.04 and $6.50 per share; and

         o Public warrants to purchase 2,850,000 shares an exercise prices of $6.50 per share which expire on November 17, 2001.

The Company is contractually, by its' merger plan with tAA, Inc., obligated to issue approximately 100,000,000 shares of Common Stock in exchange for all of tAA stock. This is 68,983,303 shares more than the 50,000,000 shares of Common Stock the Company is currently authorized to issue, because 39,166,916 are already issued. Accordingly, the Company is in violation of certain of its contractual violations as it would be unable to issue any shares of Common Stock pursuant to (a) the exercise of options or warrants or (b) the conversion of preferred Convertible Stock, as such issuance, together with the merger would cause the Company to issue more than 50,000,000 shares of Common Stock. Should the shareholders approve the 450,000,000 additional shares, then after the merger and issuance of all options and warrants, there would remain 345,493,380 available shares.

A vote for the increase in shares is independent of the outcome of Proposal # 3, (the "Merger"). If proposal # 3 is not approved, the company still proposes to increase its' number of shares.

Purposes and Certain Possible Effects of Increasing the Number of Authorized Shares of Common Stock

The Company has historically either publicly offered or privately placed its capital stock to raise funds to finance its operations, including research and development and product development activities, and has issued securities to management, non-management employees and consultants. The Company may seek acquisitions of other companies products and assets. These activities are likely to require the Company to sell shares of Common Stock or securities convertible into or exchangeable for Common Stock. The Company has, at times in the past, sold shares or securities instruments exercisable or convertible into shares at below the market price of its Common Stock at the date of issuance and may be required to do so in the future in order to raise financing.

The Board acknowledges that the increase in the number of authorized shares of Common Stock at this time will provide the Company with the ability to issue the shares of Common Stock it is currently obligated to issue pursuant to the exercise and conversion of outstanding convertible securities and thereby avoid certain contractual liabilities described above, and also provide it with the flexibility of having an adequate number of authorized but un-issued shares of Common Stock available for future financing requirements, including for funding research and product development, acquisitions and other corporate purposes without the expense or delay in seeking stockholder approval at any special or other annual meeting. The proposed amendment would provide additional authorized shares of Common Stock that could be used from time to time, without further action or authorization by the stockholders (except as may be required by law or by any stock exchange or over-the-counter market on which the Company's securities may then be listed).

Although it is not the purpose of the proposed amendment and the Board is not aware of any pending or proposed effort to acquire control of the Company, the authorized but un-issued shares of Common Stock also could be used by the Board to discourage, delay or make more difficult a change in control of the Company.

This proposed amendment will not affect the rights of existing holders of Common Stock except to the extent that further issuances of Common Stock will reduce each existing stockholder's proportionate ownership. In the event that stockholder approval of this proposed amendment of the Certificate of
Incorporation to increase the authorized Common Stock is not obtained, the Company will be unable to satisfy its exercise and conversion obligations under the terms of certain of its outstanding convertible securities and holders of such convertible securities may commence legal proceedings against us.

Use of Additional Shares

At the present time, the Company has no plans for use of the additional shares except as noted in Proposal # 3 (the "Merger") with tAA, which will use approximately 100,000,000 shares.

STOCKHOLDER APPROVAL

In accordance with the Utah Corporation Law and the Certificate of Incorporation, the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to adopt this proposed amendment.

THE BOARD HIGHLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

PROPOSAL # 5 - APPROVE AN AMENDMENT TO COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE SPLIT OF THE COMMON STOCK

General

The Board has unanimously adopted resolutions proposing, declaring advisable and recommending that stockholders authorize an amendment to the Certificate of Incorporation to: (i) effect a stock combination (reverse split) of the Company's Common Stock in an exchange ratio to be approved by the Board, ranging from one (1) newly issued share for each two (2) outstanding shares of Common Stock to one (1) newly issued share for each ten (10) outstanding shares of Common Stock (the "Reverse Split"); and (ii) provide that no fractional shares or scrip representing fractions of a share shall be issued, but in lieu thereof, each fraction of a share that any stockholder would otherwise be entitled to receive shall be rounded up to the nearest whole share. There will be no change in the number of the Company's authorized shares of Common Stock and no change in the par value of a share of Common Stock.

If the Reverse Split is approved, the Board will have authority, without further stockholder approval, to effect the Reverse Split pursuant to which the Company's outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of Common Stock, in an exchange ratio to be approved by the Board, ranging from one (1) New Share for each two
(2) Old Shares to one (1) New Share for each ten (10) Old Shares. The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number". The Exchange Number may, within such range, be a whole number or a whole number and fraction of a whole number. This Proposal # 5 is independent upon the approval of Proposal # 3 (the "Merger") or proposal # 4 (the "Increase of Authorized Shares").

In addition, the Board will have the authority to determine the exact timing of the effective date and time of the Reverse Split, which may be any time prior to June 30, 2002, without further stockholder approval. Such timing and Exchange Number will be determined in the judgment of the Board, with the intention of maximizing the Company's ability to comply with the listing requirements of The NASDAQ Stock Market, Inc. ("NASDAQ"), to raise financing, to issue shares of Common Stock pursuant to outstanding contractual obligations, and for other intended benefits as the Company finds appropriate. See "Purposes of the Reverse Split," below. The text of this proposed amendment (subject to inserting the effective time of the Reverse Split and the Exchange Number) is set forth in Exhibit B to this Proxy Statement.

The Board also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Reverse Split if, at any time prior to filing this amendment with the Secretary of State of the State of Utah, the Board, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. The Board may consider a variety of factors in determining whether or not to implement the Reverse Split and in determining the Exchange Number including, but not limited to, the approval by the stockholders of Proposal 4 which would increase the number of the authorized Common Stock, overall trends in the stock market, recent changes and anticipated trends in the per share market price of the Common Stock, business and transactional developments and the Company's actual and projected financial performance.


Purposes of the Reverse Split
The Common Stock is quoted on the OTC-BB but had been, prior to being de-listed on March 27, 1999, quoted on The NASDAQ National Market. In order for the Common Stock to be re-listed on The NASDAQ SmallCap Market, the Company and its Common Stock are required to comply with various listing standards established by NASDAQ. Among other things, as such requirements pertain to the Company, the Company is required to have a market capitalization of at least $50,000,000 and its Common Stock must (a) have an aggregate market value of shares held by persons other than officers and directors of at least $5,000,000, (b) be held by at least 300 persons who own at least 100 shares and (c) have a minimum bid price of at least $4.00 per share.

Under NASDAQ listing requirements, to be listed or re-listed, the Company must demonstrate the ability to maintain a minimum bid price of at least $4.00 per share. Although there are no strict guidelines in regard to how such an ability to maintain stock price is to be demonstrated, at least a month of consistent closing prices of more than $4.00 per share may be necessary for NASDAQ consideration. Furthermore, if re-listed, under NASDAQ's listing maintenance standards, if the closing bid price of the Common Stock falls under $1.00 per share for 30 consecutive business days and does not thereafter regain compliance for a minimum of 10 consecutive business days during the 90 calendar days following notification by NASDAQ of failure to comply with listing maintenance requirements, NASDAQ may again de-list the Common Stock from trading on The NASDAQ SmallCap Market. The principal purpose of the Reverse Split is to increase the market price of the Common Stock in order that the market price of the Common Stock is well above the NASDAQ minimum bid requirement for re-listing and if re-listed could better maintain the $1.00 maintenance requirement (which does not adjust for the Reverse Split). The OTC-BB on which the Common Stock is now traded is generally considered to be a less efficient market.

The purpose of the Reverse Split also would be to increase the market price of the Common Stock in order to make the Common Stock more attractive to raise financing (and, therefore, both raise cash to support the Company's operations and increase the Company's net tangible assets to facilitate compliance with NASDAQ requirements), and as a possible currency for acquisitions and other transactions. The Common Stock traded on The NASDAQ National Market at market prices ranging from approximately $.80 to approximately $2.10 from November 18, 1998 through March 29, 1999 and on the OTC-BB from approximately $.04 to approximately $1.18 from March 29, 1999 through December 31, 2000. This has reduced the attractiveness of using the Common Stock or instruments convertible or exercisable into Common Stock in order to raise financing to support the
Company's operations and to increase the Company's net worth and as consideration for potential acquisitions (which, when coupled with the Company's need to deploy its available cash for operations, has rendered acquisitions difficult to negotiate). Furthermore, the Company believes that re-listing the Company's Common Stock on The NASDAQ SmallCap Market may provide the Company with a broader market for its Common Stock and, therefore, facilitate the use of the Common Stock in acquisitions and financing transactions in which the Company may engage.

THERE CAN BE NO ASSURANCE, HOWEVER, THAT, EVEN AFTER CONSUMMATING THE REVERSE SPLIT, THE COMPANY WILL MEET THE MINIMUM BID PRICE FOR RE-LISTING AND OTHERWISE MEET THE REQUIREMENTS OF NASDAQ FOR INCLUSION FOR TRADING ON THE NASDAQ SMALLCAP MARKET, OR THAT IT WILL BE ABLE TO UTILIZE ITS COMMON STOCK IN ORDER TO EFFECTUATE FINANCING OR ACQUISITION TRANSACTIONS.

Furthermore, the Company is contractually obligated to issue 6,869,654 shares of Common Stock more than the 50,000,000 shares of Common Stock the Company is currently authorized to issue. Accordingly, the Company is in violation of certain of its contractual violations as it would be unable to issue any shares of Common Stock pursuant to the merger with tAA, Inc., as such issuance would cause the Company to issue more than 50,000,000 shares of Common Stock. A Reverse Split would allow the Company to issue shares pursuant to its contractual obligations, as it would reduce the number of shares of Common Stock outstanding and make available shares of authorized Common Stock to issue as required.

Giving the Board authority to implement the Reverse Split will help avoid the necessity of calling a special meeting of stockholders under time constraints to authorize a reverse split should it become necessary in order to seek to effectuate a financing or acquisition transaction or to meet NASDAQ's listing maintenance criteria at a future time.

The Reverse Split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to rounding up to eliminate fractional shares. The Common Stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Certain Effects of the Reverse Split

The following table illustrates the principal effects of the Reverse Split to the 39,166,916 shares of Common Stock outstanding as of April 30, 2001:


--------------------------------------------------- -------------- ---------------- --------------- ----------------

                                                    Prior to       After 1-for 2                    After 1-for 10
                                                    Reverse Stock  Reverse Stock                    Reverse Stock
Number of Shares                                    Split          Split                            Split
                                                    -------------- ---------------- --------------- ----------------
Common Stock:
  Authorized ..................................         50,000,000       50,000,000                       50,000,000

  Outstanding (2)..............................         39,166,916       19,583,458                        3,916,692
                                                    -------------- ---------------- --------------- ----------------
Available for Future
  Issuance.....................................         10,833,084       30,416,542                       46,083,309
                                                    -------------- ---------------- --------------- ----------------
   Common Stock
    Authorized (1)................................     500,000,000      500,000,000                      500,000,000

    Outstanding...................................      39,166,916       19,583,458                        3,916,692
                                                    -------------- ---------------- --------------- ----------------

    Available for Future
    Issuance....................................       460,833,090     480,416,550                       496,083,310

(1) If Proposal # 4 were approved by the stockholders, there would be 500,000,000 shares of Common Stock authorized.

(2) Gives effect to the Reverse Split, excluding New Shares to be issued in lieu of fractional shares, and to conversions of convertible preferred stock through April 30, 2001 and to exercise of warrants through November 15, 2001. Excludes, on a pre-Reverse Split basis: 1047 shares of Preferred Stock subject to potential issuance upon conversion of the outstanding shares of Preferred Convertible Stock; approximately 13,489,654 shares of Common Stock which were subject to outstanding options and warrants; and additional shares of Common Stock which would be needed for the merger with tAA, Inc. The number of shares of Common Stock issuable upon conversion of the Preferred Convertible Stock may be dependent upon the market price of Common Stock. Accordingly, the actual number of shares of Common Stock issued upon conversion of the Preferred Convertible Stock may not be determined at this time. Upon effectiveness of the Reverse Split, each option and warrant would entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the Reverse Split divided by the Exchange Number at the exercise price in effect immediately prior to the Reverse Split multiplied by the Exchange Number.
         Stockholders should recognize that, if the Reverse Split is effectuated, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the amendment regarding the Reverse Split divided by the Exchange Number, as adjusted to include New Shares to be issued in lieu of fractional shares). While the Company expects that the Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by a multiple equal to the Exchange Number or result in a permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's Common Stock decline after the Reverse Split, the percentage decline may be greater than would pertain in the absence of the Reverse Split. Furthermore, the possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. In addition, an increase in the number of odd-lot holders will reduce the number of holders of round lots (100 or more shares), which could adversely affect the NASDAQ listing requirement that the Company have at least 300 round lot holders. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

Stockholders should also recognize that, as indicated in the foregoing table, there would be an increase in the number of shares, which the Company will be able to issue from authorized but un-issued shares of Common Stock. As a result of any issuance of shares, the equity and voting rights of holders of outstanding shares may be diluted.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If this amendment is approved by the Company's stockholders, and if the Board still believes that the Reverse Split is in the best interests of the Company and its stockholders, the Company will file the amendment with the Secretary of State of the State of Utah at such time as the Board has determined the appropriate Exchange Number and the appropriate effective time for such split. The Board may delay effecting the Reverse Split until as late as April 30, 2002 without re-soliciting stockholder approval. The Reverse Split will become effective on the date of filing the amendment at the time specified in the amendment (the "Effective Time"). Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Split has been effected and of the exact Exchange Number. The Company expects that its transfer agent will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Exchange Agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. Any Old Shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for New Shares at the exchange ratio. Stockholders should not destroy any stock certificate and should not submit any certificate until requested to do so by the Company or the Exchange Agent.

Fractional Shares

No scrip or fractional certificates will be issued in connection with the Reverse Split. Any fraction of a share that any stockholders of record otherwise would be entitled to receive shall be rounded up to the nearest whole share.

No Dissenter's Rights

Under Utah law, stockholders are not entitled to dissenter's rights with respect to the proposed amendment.

Federal Income Tax Consequences of the Reverse Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Code (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder should consult with such stockholder's own tax advisor with respect to the consequences of the Reverse Split.

The Reverse Split is an isolated transaction and is not part of a plan to periodically increase any stockholder's proportionate interest in the assets or earnings and profits of the Company. As a result, no gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Split. The aggregate tax basis of the New Shares received in the Reverse Split will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefore. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Split.


Stockholder Approval

In accordance with the Utah Corporation Law and the Certificate of Incorporation, the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to adopt this proposed amendment.

Use of Additional Shares

At the present time, the Company has no plans for use of the additional shares except as noted in Proposal # 3 (the "Merger") with tAA, which will use approximately 100,000,000 shares.

Anti-Takeover Effects

The Company does not have any anti-takeover provisions in its' by-laws, articles, or in any other corporate or employment agreements, and there are no plans to incorporate such provisions. However, management might use the additional shares to resist or frustrate a third-party transaction, providing an above-market premium that is favored by a majority of independent shareholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

PROPOSAL # 6 - TO APPROVE THE NAME CHANGE OF PEN INTERCONNECT, INC., TO THE AMANDA COMPANY, INC.

Should Proposal # 3 (the "Merger") be approved, the Board is asking the shareholders to approve the change of Pen's name to The Amanda Company, Inc. This would be so as to reflect the new direction of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL.

PROPOSAL # 7 - TO CONSIDER AND TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(s) THEREOF

The Company knows of no other matters that will be presented for consideration at the Meeting. If any other matters properly come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                                    Exhibit A

           Proposed Form of Amendment to Certificate of Incorporation Increasing the Number of Authorized Shares of Common Stock

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             PEN INTERCONNECT, INC.


                          It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is Pen Interconnect, Inc.

2. The Certificate of Incorporation of the Corporation (hereinafter called the "Certificate of Incorporation") is hereby further amended by deleting the current first paragraph of the Fourth Article and replacing it with the following:

         "FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares divided into two classes; 500,000,000 shares of which shall be designated as Common Stock, $.01 par value per share, and 100,000 shares of which shall be designated as Preferred Stock, with $1,000 par value per share. There shall be no preemptive rights with respect to any shares of capital stock of the Corporation".

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Utah.

Dated: ___________, 2001

                                             By:_________________________
                                                      Stephen J. Fryer
                                                      Chairman and CEO
ATTEST:


By:__________________________
            Christine Risner
            Corporate Secretary

                                    Exhibit B

           Proposed Form of Amendment to Certificate of Incorporation
                            Effecting a Reverse Split

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             PEN INTERCONNECT, INC.


                          It is hereby certified that:

1. The name of the corporation (hereinafter called the "Corporation") is Pen Interconnect, Inc.

2. The Certificate of Incorporation of the Corporation (hereinafter called the "Certificate of Incorporation") is hereby further amended by deleting the current first paragraph of the Fourth Article and replacing it with the following:

         "FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is _________ shares divided into two classes; _________ shares of which shall be designated as Common Stock, $.01 par value per share, and _________ shares of which shall be designated as Preferred Stock, with $1,000 par value per share. There shall be no preemptive rights with respect to any shares of capital stock of the Corporation.

         Effective 12:01 a.m. on __________, 2001 (the "Effective Time"), each __ shares of Common Stock then issued shall be automatically combined into one share of Common Stock of the Corporation. No fractional shares or scrip representing fractions of a share shall be issued, but in lieu thereof, each fraction of a share that any stockholder would otherwise be entitled to receive shall be rounded up to the nearest whole share."

3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Utah.

Dated: ___________, 2001

                                                 By:_________________________
                                                          Stephen J. Fryer
                                                          Chairman and CEO
ATTEST:


By:__________________________
         Christine Risner
         Corporate Secretary

                                    Exhibit C

                                     ITEM 6.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Then following discussion and analysis provides certain information, which the Company's management believes is relevant to an assessment and understanding of the Company's results of operations and financial condition for the fiscal years ended September 30, 2000 and 1999. This discussion and analysis should be read in conjunction with the Company's financial statements and related footnotes.

Results of Operations

Net Sales: The Company experienced approximately a 20% reduction in net sales from 1999 to 2000, from $6,392,937 to $5,150,379 or approximately a $1.2 million reduction. The decrease in the sales was due primarily to limited cash availability, causing a slow-down in vendor shipments, therefore, an inability to ship to its' dealers on a timely basis. This weakness in the cash position also caused a reduction in manpower and limited research and development, as well as an introduction of new products.

Cost of Sales: Cost of sales as a percentage of net sales increased to 62.5% from 57% in 1997. This increase in cost was caused by vendors shipping on COD, limited quantity discounts on material, and increased shipping costs. In addition, increased competition caused the Company to provide lower discount on its' products. Plus, the increased energy costs in California contributed to higher manufacturing and test costs.

Operating Expenses: Operating expenses in 2000 stayed equal to those in 1999 even though sales were less. This was due mainly because of the aforementioned increased energy costs, COD shipments, limited quantity discounts, delayed collection of receivables and higher interest costs. The Company was not able to get out of its' lease on its' building, even though there had been substantial lay-offs, and therefore, there was much wasted empty space and no reduction in the lease rate. Therefore, this Company suffered an operating loss of $437,077 for 2000, verses an operating income of $350,013 in 1999.

Other Income and Expenses: The Company experienced increased interest expense costs during the year due to the need to obtain additional funds to maintain vendor payments and employee benefits. Interest expense for 2000 was $117,849 verses $73,779 for 1999 or an increase of 63%. Other expenses increased from $53,834 in 2000 verses $36,591 in 1999 for an expense increase of 68%.

Net Loss and Loss per Share: The Company reported a loss of $501,893 for 2000 or ($.08 loss per share) for fiscal year 2000, compared to a gain of $311,226 in 1999 or ($.05 gain per share). This loss resulted primarily from increased material costs from its' vendors due to the Company's inability to pay per terms, increases of slow moving inventory reserves and higher operating costs.

Liquidity and Capital Resources: The Company has historically financed its' operations through operating cash flow and lines of credit. However, with its' higher costs and lower revenues, the cash flow was not available to finance the business, therefore, loans were obtained to make up the difference.

Working capital decreased in 2000 to a negative $18,172 verses a positive $267,754 in 1999. The decrease is principally due to early cash flow issues incurred during the year. These issues were resolved subsequent to year-end as a result of the cash received through loans and borrowings under its' line of credit.

Management believes that existing cash balances, credit lines, and the tightening up of its' costs will be adequate to meet the Company's anticipated cash requirements during the next twelve months. The merger with Pen Interconnect, Inc., and the associated funding that is part of its' agreement to merge with Pen, will be more than sufficient to meet its' cash flow needs and to help expand the business. However, in the event the Company experiences adverse operating performance, or its' merger is not completed, additional financing may be required. There can be no assurance that such additional financing, if required, would be available on favorable terms.

Inflation and Seasonality: The Company does not believe that it is significantly impacted by inflation or seasonality. Historically, industry sales of the Company's products tend to be consistent throughout the entire year, except for slight declines through the summer months when activity in the personal computer industry as a whole, is reduced.

                                    Exhibit D









                           THE AUTOMATIC ANSWER, INC.

                              FINANCIAL STATEMENTS
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2000 AND 1999

                           THE AUTOMATIC ANSWER, INC.

                              Financial Statements

                           December 31, 2000 and 1999






Report of Independent Certified Public Accountants                   F1

Balance Sheets                                                  F2 - F3

Statements of Operations                                             F4

Statements of Shareholders' Equity                                   F5

Statements of Cash Flows                                        F6 - F7

Notes to Financial Statements                                  F8 - F25

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors and Shareholders
The Automatic Answer, Inc.

We have audited the accompanying balance sheets of The Automatic Answer, Inc. as of December 31, 2000, and 1999 and the related statements of operations, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Automatic Answer, Inc. as of December 31, 2000, and 1999 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has sustained losses from operations and has a net capital deficiency, which raise doubts about its ability to continue as a going concern. Management's plans regarding those matters also are described in
Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Pohl, McNabola, Berg & Company LLP
May 25, 2001

                           THE AUTOMATIC ANSWER, INC.
                                 Balance Sheets
                           December 31, 2000 and 1999



                                                                                     2000              1999
                                                                               ------------------------------------

ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                                    $         29,278 $          41,771
   Accounts receivable, net                                                               96,252           241,523
   Inventory                                                                             133,364           338,118
   Employee advances                                                                           -            10,647
   Prepaid and other current assets                                                            -            24,000
                                                                               ------------------------------------

      Total current assets                                                               258,894           656,059

PROPERTY AND EQUIPMENT, net                                                              107,087           195,055

OTHER ASSETS                                                                              35,478            35,478
                                                                               ------------------------------------

         TOTAL ASSETS                                                           $        401,459 $         886,592
                                                                               ====================================




The accompanying notes are an integral part of these financial statements.

                                     - F2 -

                                   (continued)

                           THE AUTOMATIC ANSWER, INC.
                           Balance Sheets (continued)
                           December 31, 2000 and 1999



                                                                                     2000              1999
                                                                               ------------------------------------
                     LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
   Accounts payable                                                             $      601,330   $        776,018
   Accrued expenses                                                                    327,707            214,834
   Deferred revenue                                                                     94,611             64,790
   Notes payable - related party                                                       523,000            545,383
   Lease financing payable                                                              22,750                  -
   Note payable                                                                         50,000             50,000
                                                                               ------------------------------------

      Total current liabilities                                                      1,619,398          1,651,025

LONG-TERM LIABILITIES
   Note payable                                                                              -             50,000
   Lease financing payable                                                              74,841                  -
                                                                               ------------------------------------
      Total long-term liabilities                                                       74,841             50,000

SHAREHOLDERS' EQUITY
   Preferred stock, $.001 par value; 2,000,000 shares authorized; 200,000
       Series A; 153,920 shares of Series A issued and outstanding                         154                154

   Common stock, $.001 par value; 8,000,000 shares authorized; 4,425,235 and
       2,070,581 shares issued and outstanding                                           4,426              2,071


   Additional paid-in capital                                                        1,115,954          1,094,762
   Retained earnings                                                                 (2,413,314)       (1,911,420)
                                                                               ------------------------------------

      Total shareholders' equity                                                     (1,292,780)         (814,433)

          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                            $      401,459   $        886,592
                                                                               ====================================



The accompanying notes are an integral part of these financial statements.

                                     - F3 -

                           THE AUTOMATIC ANSWER, INC.
                            Statements of Operations
                           December 31, 2000 and 1999

                                                                2000                1999               1998
                                                            ----------------- ------------------ --------------------

      NET SALES                                              $  5,150,379      $     6,392,937    $      6,335,427

      COST OF SALES                                             3,220,140            3,685,583           3,946,588
                                                            ----------------- ------------------ --------------------

      GROSS PROFIT                                              1,930,239            2,707,353           2,388,839

      SELLING, GENERAL AND ADMINISTRATIVE
      EXPENSES                                                  2,367,317            2,357,340           2,998,941

      RESEARCH AND DEVELOPMENT EXPENSES                                 -                    -             913,353
                                                            ----------------- ------------------ --------------------

      OPERATING INCOME (LOSS)                                    (437,077)             350,013           (1,523,455)

      INTEREST EXPENSE                                            117,849               73,779              65,775

      OTHER (INCOME) EXPENSE                                      (53,834)              (36,591)             (6,160)
                                                            ----------------- ------------------ --------------------

      INCOME (LOSS) BEFORE PROVISION FOR INCOME TAX              (501,093)             312,826           (1,583,070)

      INCOME TAX (BENEFIT) PROVISION                                  800                1,600              (62,592)
                                                            ----------------- ------------------ --------------------

      NET INCOME (LOSS)                                      $   (501,893)     $       311,226    $      (1,520,478)
                                                            ================= ================== ====================





The accompanying notes are an integral part of these financial statements.

                                     - F4 -

                           THE AUTOMATIC ANSWER, INC.
                       Statements of Shareholders' Equity
                           December 31, 2000 and 1999








                                                                       Additional     Retained
                                                                       Paid in         earnings         Total
                              Preferred stock       Common stock        capital        (deficit)       Equity
                             Shares      Amount   Shares     Amount
                           ----------------------------------------------------------------------------------------
Balance, December 31, 1997    150,920  $     151  2,055,627 $  2,056    1,063,762  $    $(702,172)    $   363,797

Shares issued - preferred       3,000          3                           16,061                          16,064

Net loss                                                                               (1,520,474)     (1,520,474)
                           ----------------------------------------------------------------------------------------

Balance, December 31, 1998    153,920        154  2,055,627    2,056    1,079,823      (2,222,646)     (1,140,613)


Shares issued for
compensation                                         14,854       15       14,839                         14,854

Stock option exercised                                  100     -             100                            100

Net income                                                                                311,226        311,226
                           ----------------------------------------------------------------------------------------

Balance, December 31, 1999    153,920        154  2,070,581    2,071    1,094,762      (1,911,420)       (814,433)


Shares issued for
compensation                                      1,457,825    1,458       13,121                         14,579

Shares issued for interest
on loans                                            896,829      897        8,071                          8,968

Net loss                                                                                 (501,893)       (501,893)
                           ----------------------------------------------------------------------------------------

Balance, December 31, 2000    153,920  $     154  4,425,235 $  4,426    1,115,954  $   (2,413,313)     (1,292,780)
                           ========================================================================================




The accompanying notes are an integral part of these financial statements.

                                     - F5 -

                           THE AUTOMATIC ANSWER, INC.
                            Statements of Cash Flows
                           December 31, 2000 and 1999

                                                                         2000           1999            1998
                                                                      -------------  -------------  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                    $  (501,893)   $    311,226   $   (1,520,478)
Adjustments to reconcile net cash provided (used) in
operating activities:
Depreciation and amortization                                            107,497         148,130         150,530
Loss (gain) on disposal of equipment                                           -               -          15,486
Common Stock issued for compensation and interest                         23,546          14,954               -

Effect on cash of changes in operating assets and liabilities:
Decrease (increase) in accounts receivable, net                          145,271         (23,945)         (29,136)
Decrease (increase) in inventory                                         204,754         107,585         (143,915)
Decrease (increase) in prepaid assets                                     24,000         (7,937)          45,815
Decrease (increase) in employee advances                                  10,647        (10,647)               -
Decrease in income tax receivable                                              -               -          92,413
Decrease in security deposits                                                  -           4,800               -
Increase (decrease) in accounts payable                                 (174,688)       (264,594)        540,158
Increase (decrease) in deferred revenue                                   29,821          36,268         (3,989)
Increase in accrued expenses                                             112,873          33,914          52,209
Increase (decrease) in license fee payable                                     -         (84,000)         84,000
                                                                    -----------------------------------------------

   Net cash provided (used) in operating activities                      (18,172)        265,754         (716,907)
                                                                    -----------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment                                       (10,595)              -         (162,453)
                                                                    -----------------------------------------------

   Net cash used in investing activities                                 (10,595)              -         (162,453)
                                                                    -----------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock                                                    -               -          16,065
Payments of notes payable                                                (72,383)       (50,000)
Proceeds from equipment refinancing                                       88,657               -               -
Borrowings under notes payable                                                 -          85,070         360,313
Borrowing under line of credit                                                 -               -          73,588
Payments under line of credit                                                  -        (263,588)              -
                                                                    -----------------------------------------------

   Net cash provided (used) by financing activities                       16,274        (228,518)        449,966
                                                                    -----------------------------------------------

Net increase (decrease) in cash and cash equivalents                     (12,493)         37,236         (429,394)

Cash and cash equivalents, beginning of year                              41,771           4,535         433,929
                                                                    -----------------------------------------------

Cash and cash equivalents, end of year                               $    29,278    $     41,771   $       4,535
                                                                    ===============================================


                                   (continued)



The accompanying notes are an integral part of these financial statements.

                                     - F6 -

                           THE AUTOMATIC ANSWER, INC.
                      Statements of Cash Flows (continued)
                           December 31, 2000 and 1999

                                                                        2000            1999            1998
                                                                      ------------   ------------   ---------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION -
Cash paid during the year for:
   Interest                                                          $   42,578     $    52,506    $      65,775
   Income tax                                                        $        -     $     1,600    $         800
                                                                    ============== ============== =================

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING
AND FINANCING TRANSACTIONS:
   Computer equipment refinanced under a lease transaction:
        Cash received                                                $   88,657
        Retired computer equipment                                      (15,828)
        Refurbished computer equipment                                   24,762
                                                                    --------------
        Lease financing payable                                      $   97,591
                                                                    ==============



The accompanying notes are an integral part of these financial statements.

                                     - F7 -

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Organization and line of business

         The Automatic Answer, Inc. (the Company) makes PC-enabled telephone answering software. Sales are made primarily to resellers and dealers.


         Use of estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates include reserve for bad debts, reserve for obsolete inventory, and depreciation. Actual results could differ from those estimates.


         Cash and cash equivalents

         For purpose of the statements of cash flows, cash equivalents include amounts invested in a money market account with a financial institution. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents are carried at cost, which approximates market.


         Concentration of cash

         The Company at times maintains cash balances in excess of the federally insured limit of $100,000 per institution. Uninsured balances as of December 31, 2000 and 1999 were $92,279 and $0 respectively.


         Revenue recognition

         The Company recognizes revenue when merchandise is shipped to a customer or at the time services are rendered. The Company estimates the reserve for returns based on the historical amount of returns.

         Accounts receivable

         The Company's accounts receivable consists of balances due from dealers in the telecommunications industry. The terms are normally net 10 days.

         The Company recorded an allowance for bad debts of $71,828 and $25,000 at December 31, 2000 and 1999, respectively.


         Inventory

         Inventory consists principally of network telephone PC hardware and is stated at the lower of cost (first-in, first-out method) or market.


         Property and equipment

         Property and equipment are recorded at cost less accumulated depreciation and amortization. Maintenance and minor replacements are charged to expense as incurred. Gains and losses on disposals are included in the results of operations.

         Depreciation and amortization are provided using the straight-line method over estimated useful lives of the respective assets as follows:

                            Office furniture and fixtures      7 years
                            Computer and office equipment      5 years
                            Computer software                  3 years

         Amortization   of  leasehold   improvements   is  computed   using  the
         straight-line method over the lesser of the asset life or the life of the respective lease.


         Advertising cost

         The Company expenses advertising costs as incurred. Total advertising expense was $11,402 and $32,677 for the years ended December 31, 2000 and 1999, respectively.


         Income taxes

         The Company utilizes SFAS No. 109, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.


         Fair value of financial instruments

         The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents and accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. The amounts shown for notes payable also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

         Stock options

         SFAS No. 123, "Accounting for Stock-Based Compensation," establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Bulletin ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," to account for stock-based compensation.

         The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation.


         Comprehensive income (loss):

         In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" (SFAS 130), which is effective for financial statements for periods beginning after December 15, 1997. This pronouncement establishes standards for reporting and display of comprehensive income
         (loss) and its components in a full set of general-purpose financial statements. The Company, however, does not have any components of comprehensive income (loss) as defined by SFAS 130 and therefore, for the years ended December 31, 2000 and 1999, comprehensive income (loss) is equivalent to the Company's net income (loss).


         Long-Lived assets

         The Company accounts for the impairment and disposition of long-lived assets in accordance with SFAS No. 121, "Accounting for the impairment of long-lived Assets and Long-Lived Assets to Be Disposed Of". In accordance with SFAS No. 121, long-lived assets to be held are reviewed for events or changes in circumstances, which indicate that their carrying value may not be recoverable. As of December 31, 2000 and 1999, no impairment has been recorded.

         Other accounting pronouncements

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 requires that an enterprise recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company does not believe that the adoption of the provisions of SFAS No. 133 will have a material impact on its financial position or results of operations.

         The FASB issued SFAS No. 131 on "Disclosures about Segments of an Enterprise and Related Information" effective in 1998. The Company evaluated SFAS No. 131 and determined that the Company operates in only one segment.


NOTE 2 - GOING CONCERN

         The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company earned approximately $311,000 in 1999 and sustained net losses of $ 501,893 and $ 1,520,478 in 2000 and 1998, respectively. The Company has an accumulated deficit of approximately $1,293,000 and $814,000 at December 31, 2000 and 1999, respectively. In addition, the Company had a working deficit of approximately $1,360,500 and 994,900 at December 31, 2000 and 1999. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence. The Company's continuation as a going concern is dependent upon its ability to obtain the additional financing necessary to complete development of new products and achieve the level of sales that will enable it to sustain its operations.

         The Company is seeking to enter into a strategic acquisition with a publicly held company and anticipates more financing from equity sources to fund its operations. No assurance can be given that the Company will be successful in these efforts.

NOTE 3 - INVENTORY

         Inventory, which principally consists of computer hardware, amounted to $133,364 and $338,118 at December 31, 2000 and 1999, respectively. The Company's reserve for obsolete inventory amounted to $50,000 at December 31, 2000 and 1999.


NOTE 4 - PROPERTY AND EQUIPMENT

         Property and equipment at December 31, 2000 and 1999 consisted of the following:

                                                                           2000                   1999
                                                                     ------------------     ------------------
       Office furniture and fixtures                                 $         274,167      $         274,166
       Computer and office equipment                                           225,488                273,509
       Computer software                                                        40,036                 40,036
       Leasehold improvements                                                   90,574                 90,574
                                                                     --- --------------     -- ---------------
                                                                     --- --------------     -- ---------------

       Total property and equipment                                            630,265                678,285
       Less accumulated depreciation and amortization                        (523,178)              (483,230)
                                                                     --- --------------     -- ---------------
                                                                     --- --------------     -- ---------------

                  Total                                              $         107,087      $         195,055
                                                                     === ==============     == ===============

         Depreciation expense for the years ended December 31, 2000 and 1999 was $107,497 and $148,130, respectively. Computer and office equipment includes $24,762 of leased computer equipment under a lease financing arrangement at December 31, 2000.


NOTE 5 - ACCRUED EXPENSES

         Accrued expenses at December 31, 2000 and 1999 consisted of the following:

                                                                              2000                 1999
                                                                        ------------------   ------------------
          Accrued payroll and payroll taxes                             $      104,576       $         125,879
          Accrued consulting fees                                                96,000                      -
          Accrued benefits                                                       66,876                 74,165
          Accrued accounting fees                                               30,000                  12,000
          Income taxes                                                              800                      -
          Accrued interest                                                      20,803                       -
          Other accrued expenses                                                 8,652                   2,790
                                                                        -- ---------------   --- --------------

                     Total                                              $     327,707        $         214,834
                                                                        == ===============   === ==============

NOTE 6 - NOTES PAYABLE - SHAREHOLDERS

         The company has entered into multiple loan agreements with its shareholders and other related parties. Notes payable to shareholders an related parties at December 31, 2000 consist of the following:


         Note payable to a shareholder. Interest is 12% per annum, payable monthly.       $   300,000
         Principal payment is due at maturity.

         Note payable to a Trust. Interest is 12% per annum. Interest and principal payments are due at maturity, February 10, 2001. The note is secured by the
         assets of the company.                                                               50,000

         Note payable to a shareholder. Interest is 12%. Interest is payable monthly.
         This is a short-term note with no fixed maturity date.                               75,000

         Note payable to a shareholder. Interest is 10% per annum. Interest is payable monthly. Principal payment is due at maturity, April 25, 2000. The note is
         outstanding at December 31, 2000.                                                    25,000

         Note payable to a shareholder. Interest is 10% per annum. Interest is payable monthly. Principal payment is due at maturity, December 31, 1999. The note is
         outstanding at December 31, 2000.                                                    4,500

         Note payable to a shareholder. Interest is 12% per annum. Interest is payable monthly. Principal payment is due at maturity, March 01, 1999. The note is
         outstanding at December 31, 2000.                                                    35,000

         Note payable to a Corporation. Interest is 7% per annum. Principal and interest are due at maturity, August 11, 2000. The note is secured by the assets of the company. On May 16, 2001 the Corporation filed a lawsuit against
         the company for repayment.                                                           33,500
                                                                                          ----------
                                                                                          $  523,000
         Total notes payable at December 31, 2000
                                                                                          ==========


         Notes payable to shareholders and related parties at December 1999 consist of the following:


         Note payable to an organization. Interest is 10% per annum, payable monthly.           $        75,000
         Principal payment is due by November 30, 1999. The note is renewable every quarter for additional interest. The note is secured by the assets of the company. The note is outstanding at December 31, 1999.

         Note payable to a shareholder. Interest is 10% per annum, payable monthly. Principal payment is due at maturity, May 02, 1998. The note is renewable every quarter for additional interest. The note is secured by the company's assets. The note is
         outstanding at December 31, 1999.                                                              100,000

         Note payable to a shareholder. Interest is 12% per annum. Interest is due monthly
         and principal payment is due at maturity.                                                      125,000

         Note payable to a Trust. Interest is 10% per annum. Interest and principal payments
         are due at maturity, May 03, 1999. The note is outstanding at December 31, 1999.                50,000

         Note payable to a shareholder. Interest is 10%. Interest is payable quarterly.
         Principal payment is due at maturity, March 08, 2000.                                           25,000

         Note payable to a shareholder. Interest is 10% per annum. Interest is payable
         monthly. Principal payments are maturity, April 25, 2000.                                       25,000

         Note payable to a shareholder. Interest is 10% per annum. Interest is payable monthly. Principal payment is due at maturity, December 31, 1999.
         The note is outstanding at December 31, 1999.                                                    4,500

         Note payable to a shareholder. Interest is 12% per annum. Interest is payable monthly. Principal payment is due at maturity, March 01, 1999.
         The note is outstanding at December 31, 1999.                                                   35,000

         Note payable to a shareholder. Interest is 10% per annum. Principal and interest
         payments are due and payable.                                                                   56,433

         Note payable to a Corporation. Interest is 7% per annum. Principal and accrued interest are payable at maturity, August 11, 2000.  The note is secured by the
         assets of the company.                                                                          49,450
                                                                                                    ------------
                                                                                                $       545,383
         Total notes payable at December 31, 1999
                                                                                                === ============

         In conjunction with the notes, the Company issued warrants to the note holders to purchase shares of the Company's common stock at exercise prices that range from $0.01 to $3.00.

         Interest expense on these notes amounted to $117,849 and $73,779 for the years ended December 31, 2000 and 1999, respectively.

         At December 31, 2000, several of these notes were in default. The company is planning to convert the outstanding notes to a new class of preferred stock within 120 days after the close of the proposed merger agreement with Pen InterConnect, Inc. during the year 2001.


NOTE 7 - LEASE COMMITMENTS

         The company entered into a financing arrangement with a financing company at December 31, 2000. The company surrendered old equipment and received new equipment as part of the transaction. The company recorded lease financing payable in the amount of $97,591 at December 31, 2000 as a result of the financing arrangement.

         Minimum annual rental payments subsequent to December 31, 2000 are:

           2001                                            $            33,474
           2002                                                         33,474
           2003                                                         31,837
           2004                                                         13,624
           2005                                                         12,489
                                                           --- -----------------
                                                           --- -----------------

           Total minimum lease payments                    $           124,898

           Less amount representing interest                            27,307
                                                           --- -----------------
                                                           --- -----------------

           Total lease financing payable                                97,591

           Less current portion                                        (22,750)
                                                           --- -----------------
                                                           --- -----------------

           Lease financing payable - long term             $            74,841
                                                           === =================

NOTE 8 - NOTE PAYABLE

         On October 10, 1998 the Company entered into a volume purchase agreement with Lucent Computer Telephony Products (CTP). CTP agreed to loan the company $150,000 bearing interest at a rate of 10% per annum. One third of the debt plus any accrued interest will be forgiven by CTP on October 1, 1999, November 1, 2000 and December 1, 2001, provided that CTP is the "primary supplier" of computer telephony products to the Company for the three years following the date of the agreement.

         The outstanding balance on this loan amounted to $50,000 and $100,000 at December 31, 2000 and 1999, respectively. Accrued interest in relation to that note amounted to $5,000 at December 31, 2000. The classification of the note on the balance sheet is presented below:

                                           2000                  1999
                                     -----------------    -------------------

            Long term                $              -     $           50,000
            Current                            50,000                 50,000
                                     ---- ------------    --- ---------------

            Total                    $         50,000     $          100,000
                                     ==== ============    === ===============


NOTE 9 - LICENSE FEE PAYABLE

         During 1998 the Company received $105,000 from a South African Company for software license fees for a period of five years. During 1999, the South African company discontinued operations and management decided to write off the remaining balance in 1999. License fee expense at December 31, 2000 and 1999 amounted to $0 and $84,000, respectively.

NOTE 10 - INCOME TAXES

         Significant components of the provision for taxes based on income for the years ended December 31 are as follows:

                                                             2000                1999
                                                        ----------------    ---------------
                           Current
                                Federal                 $             -     $            -
                                State                               800                800
                                                        --- ------------    --- -----------

                                                        $           800     $          800
                                                        --- ------------    --- -----------

                           Deferred
                                Federal                               -                  -
                                State                                 -                  -
                                                        --- ------------    --- -----------
                                                        $           800     $          800
                                   Total
                                                        === ============    === ===========


         Significant components of the Company's deferred tax assets and liabilities for income taxes consist of the following:

                                                                       2000                  1999
                                                                -------------------    ------------------

             Deferred tax asset
                     Net operating loss carryforwards           $        630,844       $       440,093
                     Depreciation                                         39,418                31,705
                     Bad debts                                            30,771                10,710
                     Benefits and accruals                                67,538                59,556
                                                                --- ---------------    --- --------------

             Total deferred tax asset                                    768,571               542,064
                                                                --- ---------------    --- --------------

             Deferred tax liability
                     State income taxes benefit                           (53,922)              (38,031)
                                                                --- ---------------    --- --------------

                     Less valuation allowance                            (714,649)             (504,033)
                                                                --- ---------------    --- --------------

                     Net deferred tax asset                     $                -     $               -
                                                                === ===============    === ==============

         At December 31, 2000 and 1999, the Company has available approximately $1,472,557 and $1,027,295, respectively, in net operating loss carryforwards available to offset future federal and state income taxes, which expire through 2020.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

         Office Lease

         The Company is committed under operating lease agreements for its office facilities in Connecticut and California that expire in November and July 2001 respectively. Certain leases contain renewal options. Future minimum lease payments required under these non- cancelable operating leases as of December 31, 2000 amount to $140,097.

         Rent expense for the years ended December 31, 2000 and 1999 was $182,096 and $212,459, respectively.


         Litigation

         On May 16, 2001, a lawsuit was filed, one of the Company's note holders, for breach of contract. The plaintiff argues that the Automatic Answer, Inc. has failed and refused to make the required loan payments according to the terms of the written agreements between both parties. The balance due to the plaintiff amounts to $33,500 plus accrued interest at December 31, 2000.

NOTE 12 - STOCK OPTIONS AND WARRANTS


         The Company adopted the 1996 Stock Option Plan ("the Plan") in July 1996. The Plan provides for the granting of incentive stock options and non-qualified options to purchase shares of the Company's common stock covering an aggregate of 600,000 shares of the Company's common stock.

         The exercise price of incentive stock options under the Plan must at least be equal to the fair market value of a share of common stock on the date the option is granted. Non-qualified options shall have an exercise price of not less than 85% of fair market value of a share of common stock on the date such option is granted. The options must expire no later than ten years from the date of grant. Vesting on options granted in the future will be at a rate of no less than 20% per year over a period of no more than five years following the date of grant.

         The Company has adopted only the disclosure provisions of SFAS No. 123. It applies APB Opinion No. 25 and related interpretations in accounting for its plans and does not recognize compensation expense for its stock-based compensation plans other than for restricted stock and options issued to outside third parties. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under this plan consistent with the methodology prescribed by SFAS No. 123, the Company's net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31:


                                               2000                   1999
                                         ------------------    -------------------
             Net income (loss)
                         As reported     $       (501,893)     $          311,226
                         Pro forma       $       (542,593)     $          237,803


         The fair value of these options was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for the year ended December 31, 2000: dividend yield of 0%; no expected volatility; risk-free interest rate of 5.6%; and expected life of 4 years.

         The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility.

         The following table summarizes information with respect to options outstanding and exercisable at December 31, 2000:


                                         Options Outstanding                       Options Exercisable
                           ------------------------------------------------- ---------------------------------

                                                   Weighted
                                  Number           Average       Weighted           Number         Weighted
                               Outstanding        Remaining      Average         Exercisable        Average
                                  as of          Contractual     Exercise           as of          Exercise
         Exercise Prices    December 31, 2000        Life         Price       December 31, 2000      Price
         ----------------- ------------------------------------------------- ---------------------------------
          $          0.10                 2,500           4.99   $     0.10                 2,500   $    0.10

          $          1.00                83,803           5.97   $     1.00                83,803   $    1.00

          $          2.50               151,000           8.58   $     2.50                70,640   $    2.50
                           ---------------------                             ---------------------

                                        237,303                                           156,943
                           =====================                             =====================

         The following summarizes the Company's Stock Options activity:

                                                             2000                            1999
                                                  ----------------------------    ----------------------------
                                                    Number         Weighted        Number of       Weighted
                                                                    average                         average
                                                      of           exercise                        exercise
                                                    options          price          options          price
                                                  ------------    ------------    ------------    ------------
        Outstanding at beginning of year              515,120     $      0.83         515,120     $      0.83
        Granted                                       153,000            2.50               -               -
        Exercised                                       (100)            1.00               -               -
        Forfeited/Cancelled                         (430,717)            1.09               -               -
                                                  ------------    -- ---------    ------------    -- ---------

        Outstanding at end of year                    237,303     $      1.94         515,120     $      0.83
                                                  ============    == =========    ============    == =========

        Options exercisable at year end               156,943                         507,120
                                                  ============                    ============

        Weighted average fair value of
                                                                                  $
        options granted during the year           $      0.50                     -
                                                  ============                    ============

         The following table summarizes information with respect to warrants outstanding and exercisable at December 31, 2000:

                                        Warrants Outstanding                       Warrants Exercisable
                          -------------------------------------------------- ---------------------------------
                                                  Weighted
                                 Number            Average       Weighted          Number          Weighted
                              Outstanding         Remaining      Average         Exercisable       Average
                                 as of           Contractual     Exercise           as of          Exercise
         Exercise Prices   December 31, 2000        Life          Price       December 31, 2000     Price
         ---------------- --------------------- -------------- ------------- ---------------------------------
          $         0.01               775,131           9.63   $      0.01              775,131   $     0.01

          $         1.00                10,000           0.63   $      1.00               10,000   $     1.00

          $         2.00             1,131,000           3.91   $      2.00            1,131,000   $     2.00

          $         2.50                30,000           4.88   $      2.50               30,000   $     2.50

                          ---------------------                              --------------------

                                     1,946,131                                         1,946,131
                          =====================                              ====================

         The following summarizes the Company's warrants activity:

                                                                     Warrants              Weighted
                                                                                           Average
                                                                    Outstanding         Exercise Price
                                                                 -----------------      ---------------

                   Outstanding, December 31, 1998                         201,500       $         2.19
                            Granted                                     1,428,500       $         2.07
                            Exercised                                           -       $            -
                            Expired/Cancelled                                   -       $            -
                                                                 -----------------      -- ------------
                                                                 -----------------      -- ------------

                   Outstanding, December 31, 1999                       1,630,000       $         2.03
                            Granted                                     2,637,631       $        0.862
                            Exercised                                           -       $            -
                            Expired/Cancelled                         (2,321,500)       $         1.39
                                                                 -----------------      -- ------------

                   Outstanding, December 31, 2000                       1,946,131       $         1.21
                                                                 =================      == ============

         During the years ended December 31, 2000, and December 31, 1999, the board of directors approved the issuance of warrants to purchase an aggregate of 2,637,631 and 1,428,500 shares of the Company's common stock. Such warrants are exercisable at prices ranging from $0.01 to $2.50 per share, and these warrant vest immediately, and expire at various times through August 2010.

         During the year ended December 31, 2000, certain warrant holders relinquished warrants to purchase 2,321,500 shares, in order to assist the Company in its efforts to restructure operations.

         Included in the issuance of warrants to purchase 2,637,631 aggregate shares of the Company's common stock is a warrant to purchase 333,920 shares that was issued to the Chief Executive Officer and the Chairman of Board as a bonus. The exercise price of the warrants is equal to the fair value of the common shares. This issuance was accounted for under APB Opinion No. 25, and accordingly, no compensation expense was recorded. If this issuance was accounted for under Financial Accounting Standards Board Statement No. 123 using the Black-Scholes option pricing model, which would have resulted in the recording of $1,335 in compensation cost during the year ended December 31, 2000

         During 2000, included in the issuance of warrants to purchase shares of the Company's common stock are warrants to purchase 30,000 shares that was issued to an employee as a bonus. The exercise price of the warrants is in excess of the fair value of the common shares. This issuance was accounted for under APB Opinion No. 25, and accordingly, no compensation expense was recorded. If this issuance was accounted for under Financial Accounting Standards Board Statement No. 123 using the Black-Scholes option pricing model, which would have resulted in the recording of no additional compensation cost during the year ended December 31, 2000

         During 1999, included in the issuance of warrants to purchase shares of the Company's common stock are warrants to purchase 100,000 shares that was issued to an employee as a bonus. The exercise price of the warrants is equal of the fair value of the common shares. This issuance was accounted for under APB Opinion No. 25, and accordingly, no compensation expense was recorded. If this issuance was accounted for under Financial Accounting Standards Board Statement No. 123 using the Black-Scholes option pricing model, which would have resulted in the recording of $47,500 in compensation cost during the year ended December 31, 1999


NOTE 13 - EMPLOYEE BENEFIT PLAN

         Effective January 1, 1996, the Company adopted a defined contribution plan (the Plan) that meets the requirements of Section 401(k) of the Internal Revenue Code. To become eligible to join the plan, employees must have attained the age of 21 and completed 90 days of service with the Company. Participants may contribute up to 15% of their compensation, not to exceed $10,500. Plan expense was $8,799 and $11,226 for the years ended December 31, 2000 and 1999, respectively. The employer matching percentage varies from 11% to 25% of the amount contributed by the employee during a calendar year. The company terminated employer-matching contribution in April 30, 2001.

NOTE 14 - RELATED PARTY TRANSACTIONS

         During the year 2000, the company issued 427,464 shares of common stock with a value of $4,274 to two members of its board of directors in lieu of cash payments for consulting services provided to the company.

         The company issued 475,172 shares of common stock with a value of $4,752 to various shareholders as payment for consulting services rendered to the company or for settlement of amounts due them.

         The company issued 398,035 shares of common stock with a value of $3,980 to an officer of the company as payment for services rendered to the company.


NOTE 15 - SUBSEQUENT EVENTS

         The Company reached an agreement with Pen InterConnect, Inc. (trading symbol, PENC), a publicly traded corporation on the NASDAQ Over the Counter Bulletin Board ("OTCBB"). Under the agreement, the Company will exchange all of its shares, including the exercise of all stock and options, for sixty-seven (67%) of PENC's outstanding common shares.

         The number of shares the Company receives will be adjusted if the average closing price of the PENC common stock, in the aggregate, for the 60 days after the close of the transaction, falls below $10,000,000. The agreement calls for certain of the Company's debt holders to convert their outstanding notes to a new class of preferred stock within 120 days after the close of the transaction.

         As part of the transaction, The Automatic Answer, Inc. borrowed $500,000 from Pen Interconnect, Inc in two installments, $250,000 on February 1, 2001 and $250,000 on April 26, 2001. These notes are due on September 1, 2001 and bear interest at 9% per annum.

                            THE BOARD OF DIRECTORS OF
                             PEN INTERCONNECT, INC.


Dated: July 25, 2001


PEN INTERCONNECT INCORPORATED - PROXY OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stephen J. Fryer and Christine Risner jointly and severally, as proxies, with full power of substitution and re-substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of Pen Interconnect, Inc., (the "Company") to be held at the Newport Beach Tennis Club, on Thursday, August 30, 2001 at 10:AM local time, or at any postponements or adjournments thereof, as specified below, and to vote in his or her discretion on such other business as may properly come before the Annual Meeting and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5 AND 6.

--------------------------------------------------------------------------------

1.       ELECTION OF DIRECTORS:

Nominees: Stephen J. Fryer, Brian Bonar, David Woo, Bill Prevot, Tim Morgan and
          Jose Candia.

    |_|  VOTE FOR ALL NOMINEES ABOVE    |_|  VOTE WITHHELD FROM ALL NOMINEE
                                         (Except as withheld in the space below)

Instruction: To withhold authority to vote for any individual nominee, check the box "Vote FOR" and write the nominee's name on the line below.

--------------------------------------------------------------------------------

2.       RATIFICATION OF ACCOUNTANTS:

         Ratification and approval of the selection of Pohl, McNabola, Berg & Company LLP as independent auditors for the fiscal year ending September 30, 2001.

         |_|  VOTE FOR              |_|  VOTE AGAINST              |_|  ABSTAIN

--------------------------------------------------------------------------------

3.       VOTE FOR THE MERGER WITH tAA, Inc:

         Vote in favor of the merger with tAA, Inc., by an exchange of shares.

         |_|  VOTE FOR              |_|  VOTE AGAINST         |_|  ABSTAIN

--------------------------------------------------------------------------------






4.       APPROVAL OF INCREASE IN NUMBER OF COMMON STOCK:

         Approval of an amendment to the Company's certificate of incorporation to increase the number of the Common Stock authorized to be issued to 500,000,000 shares.

         |_|  VOTE FOR              |_|  VOTE AGAINST              |_|  ABSTAIN

--------------------------------------------------------------------------------

5.       APPROVAL OF REVERSE SPLIT:

         To approve an amendment to the Certificate of Incorporation in order to effect a stock combination (reverse split) of the Common Stock in an exchange ratio ranging from one newly issued share for each two outstanding shares of Common Stock, to one newly issued share for each ten outstanding shares of Common Stock.

         |_|  VOTE FOR              |_|  VOTE AGAINST              |_|  ABSTAIN

--------------------------------------------------------------------------------

6.          APPROVAL OF CHANGING THE COMPANY NAME:

             To Approve changing Pen's name to The Amanda Company, Inc.


              |_|  VOTE FOR         |_|  VOTE AGAINST              |_|  ABSTAIN

--------------------------------------------------------------------------------

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, and 6, AND WILL BE VOTED BY THE PROXY HOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT(s) THEREOF TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN BELOW, NO BOXES NEED BE CHECKED.

DATED:  ____________________, 2001


SIGNATURE OF STOCKHOLDER


--------------------------------------------------------------------------------


PRINTED NAME OF STOCKHOLDER


--------------------------------------------------------------------------------


TITLE (IF APPROPRIATE)


--------------------------------------------------------------------------------


PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH, AND, IF SIGNING FOR A CORPORATION, GIVE YOUR TITLE. WHEN SHARES ARE IN THE NAMES OF MORE THAN ONE PERSON, EACH SHOULD SIGN.

CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING.  |_|




                                       PEN

                              PEN INTERCONNECT, INC
                 13765 Alton Parkway, Suite F, Irvine, CA 92618
                        949-859-6279 - 949-859-4380 (Fax)

Shareholder Proposals

To be considered for inclusion in the Proxy Statement and for the consideration at the Meeting, shareholder proposals must be submitted on a timely basis. The Company must receive proposals for the 2000 Annual Meeting of Shareholders not later than a reasonable time before the Meeting begins in order that they are included in the proxy statement and for the proxy relating to that meeting. The Company recommends that shareholders who wish to submit proposals contact the Company substantially earlier than such date. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

Annual Report

A copy of the Annual Report of the Company for the 2000 fiscal year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

Additional Information

The Company will provide, without charge to any person from whom a Proxy is solicited by the Board of Directors, upon written request of such person, a copy of the Company's Form 10-KSB/A, including the financial statements and schedules thereto (as well as exhibits thereto, if specifically requested), which was filed with the Securities and Exchange Commission on January 15, 2001. Written requests for such information should be directed to: Investor Relations Department, Pen Interconnect, Inc., 13765 Alton Parkway, Suite F, Irvine, CA 92618.






                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    --------------------------------------
                                    Stephen J. Fryer
                                    Chairman and CEO


July 25, 2001